Shares Listed: Toronto Stock Exchange - Ticker Symbol - ARZ American Stock Exchange - Ticker Symbol - AZK U.S. Registration: (File #0-22672) Form 20-F News Release Issue No. 6 - 2005

March 22, 2005
File:  100-

FILED VIA SEDAR

TO:

B.C. Securities Commission
Ontario Securities Commission
Quebec Securities Commission

Dear Sirs:

Re:        Scoping Study on Casa Berardi Project, Quebec

Further to the Company's news release and Material Change Report dated January 31, 2005, please find enclosed herewith the following documents, prepared in accordance with the Canadian Standards of Disclosure for Mineral Projects as defined by National Instrument 43-101:

  Scoping Study on Casa Berardi Project, Quebec - Impact on the Production Plan to Mine the Resources of Zone 113 under 700 m Level, dated January 28, 2005, prepared by Ghislain Fournier P. Eng., Main engineer - corporate development.

  Consent of Author.

Should you have any questions concerning the enclosed documents, please do not hesitate to contact the Company at the numbers written above.

Yours very truly,

AURIZON MINES LTD.

"Signed" Julie A.S. Kemp
Corporate Secretary

/jask
Enclosures

cc:\encl
(VIA COURIER):      Toronto Stock Exchange

                                  American Stock Exchange

(VIA EDGAR
- FORM 6K)             U.S. Securities and Exchange Commission

                                  (English Versions Only)

cc:                              DuMoulin Black

                                  Attn:  Sargent H. Berner/Mary Collyer

                                  Sherman & Sterling

                                  Attention:  Christopher Cummings